                                                                 EXHIBIT 99.1


                    SETTLEMENT AGREEMENT AND MUTUAL RELEASE

     THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE (this "Agreement") is made and entered into as of this 31st day of July, 1997, by and among the Bankruptcy Estate of Leonard Chavin (the "Estate"), Gus A. Paloian, not individually, but solely as the Trustee of the Bankruptcy Estate of Leonard Chavin (the "Trustee"), Marlene Chavin ("Marlene"), Bonnie Schwartzbaum ("Bonnie") and Shari Vass ("Shari") (Marlene, Bonnie and Shari shall individually and collectively be referred to as the "Defendants").

                                    RECITALS

     WHEREAS, on December 30, 1994, an involuntary petition for relief under Chapter 7 of the United States Code (11 U.S.C. Section Section 101, et seq., the "Bankruptcy Code") was filed against Leonard Chavin ("Leonard") in the United States Bankruptcy Court for the Northern District of Illinois, thereby giving rise to case number 94-B-25586 (the "Case").

     WHEREAS, an Order for Relief under Chapter 7 of the Bankruptcy Code was entered in the Case on February 1, 1995 and soon thereafter the Trustee was appointed and authorized to act pursuant to Section 704 of the Bankruptcy Code.

     WHEREAS, on December 28, 1995, the Trustee commenced an adversary proceeding against Bonnie, which proceeding presently is pending before Judge Norgle in the United States District Court for the Northern District of Illinois (Case Numbers 95-A-01624 and 96-C-0610). A copy of the Trustee's Complaint against Bonnie is attached hereto as Exhibit 1. The suit against Bonnie by the Trustee is referred to individually herein as "Bonnie's Suit."

     WHEREAS, on February 9, 1996, the Trustee commenced an adversary proceeding against Marlene, which proceeding presently is pending before Judge Anderson in the United States District Court for the Northern District of Illinois (Case Numbers 96-A-00173 and 96C-1331). A copy of the Trustee's Complaint against Marlene is attached hereto as Exhibit 2. The suit against Marlene by the Trustee is referred to individually herein as "Marlene's Suit."

     WHEREAS, on January 31, 1997, the Trustee commenced an adversary proceeding against Shari, which proceeding is presently pending before Magistrate Judge Bobrick in the United States District Court for the Northern District of Illinois (Case Numbers 97-A-166 and 97-C-1246). A copy of the Trustee's Complaint against Shari is attached hereto as Exhibit 3. The suit against Shari by the Trustee is referred to individually herein as "Shari's Suit."


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                                       2

     WHEREAS, the Trustee and the Defendants have, through their respective attorneys, engaged in good faith negotiations in an effort to obtain an acceptable resolution of their disputes and have done so in order to avoid the uncertainties and expense associated with further proceedings relating to such disputes, including Bonnie's Suit, Marlene's Suit and Shari's Suit (hereinafter collectively referred to as the "Adversary Proceedings"), which resolutions are set forth in the decretal portion of this Agreement and which will resolve all disputes between the parties and resolve the Adversary Proceedings in their entirety.

     WHEREAS, the terms of this Agreement are considered by the parties hereto to be in the best interests of Marlene, Bonnie, Shari, the Trustee, the Estate, and the creditors who have filed proofs of claim against the Estate.

     NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Parties. The parties to this Agreement are limited exclusively to Marlene, Bonnie, Shari, the Estate and the Trustee (collectively, the "Parties"). Hereinafter, each reference to a party shall also be a reference to their respective successors, assigns, representatives, agents, attorneys, partners, officers, directors, employees, shareholders and affiliates. Leonard Chavin ("Leonard") shall not be a direct, indirect or a third-party beneficiary of this Agreement and Leonard hereby is expressly excluded from the definition of Party or party as that term is used herein.

     2. Transfer of Stock to Trustee. Within ten calendar days of the date that the Bankruptcy Court enters an Order approving the Trustee's prior execution of this Agreement on behalf of the Estate, the Defendants shall transfer to the Trustee or shall cause to be transferred to the Trustee 85,000 shares of the issued and outstanding shares of common stock of General Employment Enterprises, Inc. ("GEE") (the "Stock") as of July 31, 1997 (any and all Stock benefits to the owner of the Stock after July 31, 1997, shall inure to the benefit of the Trustee) (the aforesaid Stock and benefits of ownership after July 31, 1997 shall be referred to hereinafter as the "Settlement Consideration"). The Parties' execution of this Agreement shall not be effective until (a) this Agreement and the documents listed on the Closing Checklist (attached hereto) are approved as to form by all Parties, (b) all other conditions precedent enumerated in paragraph 6 hereof have been satisfied, have been waived in writing by the beneficiary thereof, or have occurred, and (c) the Bankruptcy Court enters an order approving the Trustee's execution of this Agreement on behalf of the Estate. The Defendants represent and warrant that the Trustee shall obtain the sole and exclusive ownership, possession and benefits of ownership of the Stock free and clear of all liens, claims and encumbrances, and that one or more of the Defendants, as necessary, shall endorse the stock certificates or stock powers as necessary or cause GEE to issue a suitable stock certificate(s) naming the Trustee (or his designee) as owner of the Stock. No person shall have any rights under this Agreement, or shall receive any benefits therefrom, unless and until the Trustee receives the Settlement Consideration as represented and warranted (the


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                                       3

date the Trustee receives the Settlement Consideration as represented and warranted shall be referred to hereinafter as the "Effective Date").

     3. Trustee's Release of Defendants.

        a. Immediately upon the Effective Date, the Trustee, on behalf of himself and the Estate, automatically and with no further action required, does hereby absolutely, fully and forever, release, relieve, waive, relinquish and discharge the Defendants, and each of them, as well as their respective successors, assigns, representatives, agents, attorneys, partners, officers, directors, employees, shareholders and Defendants' interests in partnerships, trusts and corporations, and affiliates, with the exception of Leonard Chavin, and from any and all manner of actions, causes of action, suit, debt, deficiency, liability, demand, claim, obligation, cost, expense, sum of money, controversy, damage, account, reckoning and lien of every kind or nature whatsoever, whether direct or indirect, claimed unclaimed, choate or unchoate, liquidated or unliquidated, contingent or determined, in law or in equity, that relate to the property which is the subject of the Adversary Proceedings as set forth in Exhibit 4 (collectively referred to as the "Property"), the claims asserted in the Adversary Proceedings (collectively, the "Actions") and all other claims the Estate now owns or holds or heretofore owned or held other than claims related to Newly Discovered Property (defined hereafter). The Release given by the Trustee on behalf of himself and the Estate (recited herein) and the making of this Agreement is made in reliance upon all representations and warranties of the Defendants contained herein, including but not limited to: Defendants' representations and warranties that, to the best of Defendants' knowledge (which knowledge is limited to Defendants' actual knowledge known personally to them, not knowledge implied or imputed to them from their agents), there are no assets known to them which Leonard Chavin is concealing from the Estate or the Trustee, there are no interests in, property owned by Leonard as of the date his bankruptcy case was filed other than those interests identified in his Bankruptcy Schedules or Exhibit 5 hereto, and there is no property with a value in excess of $10,000 which was transferred to any of them (or for their benefit) by Leonard since December 30, 1990 except for the property identified on Exhibit 4. Any breach of the representations and warranties made by the Defendants shall be actionable by the Trustee or the Estate. However, the representations and warranties recited herein shall not be used as a basis for waiver or estoppel in any action involving Newly Discovered Property (defined hereafter). In addition, no party (other than a party to this Agreement) may rely on any of the representations and warranties contained herein.

     In addition, notwithstanding anything to the contrary herein contained, it is expressly understood and agreed that the Trustee's execution of this Agreement (and the Release contained therein) does not release or discharge any claim or action of the Trustee (or the Estate) against Leonard Chavin, Chavin Enterprises, Chavin Enterprises, Inc., Howard's Style Shop, Carole Fisher or Bank of America, or any debt or liability of the same to the Trustee (or the Estate) and that the Trustee's (and the Estate's) rights and remedies


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                                       4

against each of them in connection with such claim, action, debt or liability are expressly preserved. The Trustee hereby represents that he has not transferred any claims released herein to any third party.

        b. As a part of the foregoing release, the Trustee on behalf of himself and the Estate hereby expressly releases the law firm of Wildman, Harrold, Allen & Dixon (the "Wildman Firm") from any and all claims and liabilities associated with the Trustee's contention in Count I of Marlene's Suit that Marlene, through the Wildman Firm, violated Section 362 of the Bankruptcy Code.

        c. Upon the Effective Date, this Agreement shall automatically and with no further action required become effective as a full and final accord and satisfaction, settlement of, and bar to each and every manner of Action claimed by or through the Trustee or the Estate.

        d. Except for the representations, warranties, and facts set forth in this Agreement, as a part of the foregoing Release, the Trustee acknowledges that he understands and accepts the risk that the facts with respect to which this Agreement is entered into ultimately may be different from the facts now known or believed by him to be true. This Agreement shall remain in all respects effective and shall not be subject to termination or rescission by virtue of any such differences in fact. In entering into this Agreement, the Trustee acknowledges that he has conducted his own independent investigation, has had the opportunity to consult with legal counsel of his own choice, and has not relied on any statement, representation, promise, inducement or agreement not expressly contained in this Agreement.

        e. Exhibit 5 is a list of the claims brought and assets liquidated by Gus A. Paloian, Trustee of the Bankruptcy Estate of Leonard Chavin as of July 31, 1997.

        f. The Trustee acknowledges he has not entered into any agreements, whether expressed or implied, with Leonard relating to the subject matter of this Agreement.

     4. Defendants' Release of the Trustee and Estate.

        a. Immediately upon the Effective Date, the Defendants, automatically and with no further action required, do hereby absolutely, fully and forever, release, relieve, waive, relinquish and discharge the Trustee and the Estate, and each of them, as well as their respective successors, assigns, representatives, agents, attorneys, partners, officers, directors, employees, shareholders and affiliates, of and from any and all manner of actions, causes of action, suit, debt, deficiency, liability, demand, claim, obligation, cost, expenses, sum of money, controversy, damage, account, reckoning and lien of every kind or nature whatsoever, whether direct or indirect, claimed or unclaimed, suspected or unsuspected, choate or unchoate, liquidated or unliquidated, contingent or determined, in law or in equity, that relate to the Property (set forth in Exhibit 4), the claims asserted in the Adversary


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Proceedings and all other claims the Defendants now own or hold or heretofore owned or held other than claims related to Newly Discovered Property (defined hereafter). The Defendants hereby represent that they have not transferred any claims released herein to any third party. In addition, the Defendants hereby agree not to transfer, file or pursue any proof of claim against the Estate or the Trustee for any of the consideration paid hereunder.

     In addition, notwithstanding anything to the contrary herein contained, it is expressly understood and agreed that the Defendants' execution of this Agreement (and the Release contained therein) does not release or discharge any claim or action of the Defendants against Leonard Chavin, Chavin Enterprises, Chavin Enterprises, Inc., Howard's Style Shop, Carole Fisher or Bank of America, or any debt or liability of the same to the Defendants and that the Defendants' rights and remedies against each of them in connection with such claim, action, debt or liability are expressly preserved.

     b. Notwithstanding anything to the contrary herein contained, it is expressly understood and agreed that Leonard is a distinct and separate entity from the Estate and that nothing in this Agreement shall be construed as, or have the effect of, releasing or discharging Leonard (as opposed to the Estate) from any debt or liability to Defendants.

     c. Upon the Effective Date, this Agreement shall automatically and with no further action required become effective as a full and final accord and satisfaction, settlement of, and bar to each and every manner of Action claimed by or through the Defendants.

     d. Except for the representations, warranties and facts set forth in this Agreement, as a part of the foregoing release, the Defendants acknowledge that they understand and accept the risk that the facts with respect to which this Agreement is entered into ultimately may be different from the facts now known or believed by them to be true. This Agreement shall remain in all respects effective and shall not be subject to termination or rescission by virtue of any such differences in fact. In entering into this Agreement, the Defendants acknowledge that they have conducted their own independent investigation, have had the opportunity to consult with legal counsel of their own choice, and have not relied on any statement, representative, promise, inducement or agreement not expressly contained in this Agreement.

     e. The Defendants hereby agree not to object to the allowance and payment of the fees and expenses incurred by the Trustee (and the Estate) and the counsel to the Trustee (and the Estate) in the Case and the Adversary Proceedings.

     f. Defendants acknowledge that they have not entered into any agreements, whether express or implied, with Leonard relating to the subject matter of this Agreement.


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                                       6

     g. Neither the Defendants, nor their attorneys, shall hereinafter bring, commence, institute, maintain, or prosecute any action at law, proceeding in equity or any other legal proceeding against the Trustee or the Estate based in whole or in part upon any event, right, debt, claim, judgment, demand, action, cause of action, duty, expense, obligation, damage or liability released herein.

     5. Leonard's Undisclosed Property

        a. Defendants do not waive (i) any claims they may have to property Leonard was required to disclose, but failed to disclose, in his divorce from Marlene or in his Bankruptcy Schedules, which is discovered subsequent to July 31, 1997 ("Newly Discovered Property"); (ii) any claim they may have against Howard's Style Shop, Inc. (except for claims already asserted by the Trustee); or (iii) any other claim they may have directly against Leonard individually (i.e., not against the Estate). Notwithstanding any contrary language in this Agreement, including the preceding sentence, the Defendants hereby waive and release any claims they may have to property (or the proceeds thereto) discovered and liquidated by the Trustee as of July 31, 1997, as well as any claim for any of the consideration paid hereunder

        b. The Trustee (on behalf of himself and the Estate) and Marlene hereby agree that this Agreement shall not affect the Parties respective positions related to Newly Discovered Property.

     6. Conditions. The following are specific conditions precedent to the performance of the obligations and covenants made herein by the parties:

        a. This Agreement must be approved by the Bankruptcy Court. Until it is approved by the Bankruptcy Court, this Agreement shall be of no force and effect and shall not give rise to any obligations on the part of any of the parties hereto.

        b. GEE must give its written consent to the aforesaid transfer of Stock to the Trustee and waive any right of first refusal GEE may have to said Stock. Until the proposed transfer of Stock is approved by GEE and all of the actions, representations and warranties described in paragraph 2 of this Agreement have occurred, this Agreement shall be of no force and effect.

        c. Firstar Bank Milwaukee, N.A. (formerly known as First Bank Southeast, N.A.) (hereinafter, "Firstar") must execute a Release in favor of the Defendants releasing all claims, suits, and demands against the Defendants. The Release shall be in the form attached hereto as Exhibit 6.


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                                       7

     7. Trustee's Representations

        a. The Trustee agrees to notify Chicago Title & Trust and/or any other similar entity or person that the Estate no longer has or asserts any interest in the properties identified on Exhibit 4 attached hereto. The Trustee further agrees to execute and deliver (but not prepare) any documents reasonably necessary to evidence that the Estate no longer has an interest in such properties, including the execution of documents which would assist the Defendants in their efforts to remove clouds, restrictions, liens, encumbrances, lis pendens notices, and the like from the legal title to or the beneficial interests in the properties, which obligation shall be a continuing one of the Trustee and/or his authorized agents.

        b. Upon receipt of the Settlement Consideration, the Trustee shall promptly file and prosecute a motion to dismiss the Adversary Proceedings pursuant to settlement with prejudice and without costs.

        c. The Trustee is aware of, and will comply fully with, all reporting requirements associated with the transfer of Stock from the Defendants to the Trustee including, without limitation, filings required by the Securities Exchange Act of 1934. The sole purpose of the transfer of Stock hereunder is to resolve and settle the Trustee's claims to title to said Stock as well as the Property.

        d. Neither the Trustee, the estate, nor their attorneys, shall hereafter bring, commence, institute, maintain, or prosecute any action at law, proceeding in equity or any other legal proceeding against any of the Defendants based in whole or in part upon any event, right, debt, claim, judgment, demand, action, cause of action, duty, expense, obligation, damage or liability released herein.

     8. Release of Claim of Goldman-Vass Realty. Effective upon the Trustee's receipt of the Settlement Consideration, the proof of claim filed by Goldman-Vass Realty, Inc. against the Estate is hereby deemed withdrawn with prejudice and disallowed in its entirety with prejudice and the Trustee is authorized by Shari and Goldman-Vass Realty to use this Agreement as the basis for the entry of an order withdrawing and disallowing the proof of claim filed by Goldman-Vass Realty. Shari, as an officer and/or agent of Goldman-Vass Realty, shall execute any document reasonably required by the Trustee to effect this withdrawal of such claim.

     9. No Admission. The transfer of the Settlement Consideration and the execution of this Agreement by the Defendants are done entirely for the purpose of compromise and settlement of disputed claims. Neither the fact of the Settlement Consideration, this Agreement, nor the compromise and settlement of claims shall be construed as an admission of any liability on the part of the Defendants, by whom all liability is expressly denied.





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                                       8

     10. Whole Agreement. This Agreement constitutes the entire written agreement of compromise and settlement between the parties, and there are no other agreements modifying its terms. The terms of this Agreement can be modified only by a writing signed by each of the parties hereto, expressly stating that such modification is intended.

     11. Acknowledgments. Each of the parties to this Agreement represents that they have read the contents of this Agreement, that the terms of this Agreement are fully understood and voluntarily accepted by them, that they have had the opportunity to rely upon the legal advice of an attorney of their own choosing, and hereafter shall not deny the validity of this Agreement on the ground that it did not understand this Agreement or have an opportunity to seek advice of counsel.

     12. Authority to Execute Agreement. Subject to required bankruptcy court approval, each of the parties has full authority to execute this Agreement and that, upon execution, this Agreement shall be fully binding on and enforceable against such party.

     13. Interpretation of Agreement. All parties and their attorneys have reviewed and participated in the drafting of this Agreement, such that this Agreement shall be construed as having been equally written by all parties.

     14. Headings. The headings used in this Agreement are inserted for reference purposes only and shall not be deemed to limit or affect in any way the meaning or interpretation of any of the terms or provisions of this Agreement.

     15. Survival of Representations! Warranties and Covenants. The representations, warranties and covenants of the parties shall survive the date this Agreement is executed and the transfer of Stock and other consideration contemplated hereby.

     16. Waiver. Any waiver by any party hereto of any breach of any kind or character whatsoever by any other party, whether such waiver be direct or implied, shall not be construed as a continuing waiver or consent to any subsequent breach of this Agreement on the party of the other party.

     17. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and/or trustees of each party hereto.

     18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Trustee, the Estate, the Defendants and each of their respective successors, assigns, officers, directors, agents, employees and constituents. Nothing set forth herein is intended or shall be construed to give any other person or entity any right, remedy or claim under, to or in respect of this Agreement.

     19. Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be deemed one and the same original document.


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                                       9

     20. Governing Law. This Agreement shall (i) be governed in accordance with the laws of the State of Illinois and (ii) inure to the benefit of and be binding upon the parties and their respective heirs, executors, successors and assigns.

     21. Trustee Exculpation. This Agreement is executed by GUS A. PALOIAN, NOT INDIVIDUALLY, BUT SOLELY AS THE CHAPTER 7 TRUSTEE OF THE BANKRUPTCY ESTATE OF LEONARD CHAVIN, in exercise of power and authority conferred upon and vested in him as such Bankruptcy Trustee. Defendants hereby agree that no personal liability or responsibility is assumed by, shall attach to or shall at any time be asserted or enforced against GUS A. PALOIAN PERSONALLY, all such personal liability, if any, being expressly waived and released by each party to this Agreement.

     IN WITNESS WHEREOF, the parties have executed below as of the date first above written.

                                          --------------------------------------
                                          Gus A. Paloian, not individually,
                                          but solely as Trustee of the
                                          Bankruptcy Estate of Leonard Chavin

                                          /s/ Marlene Chavin
                                          --------------------------------------
                                          Marlene Chavin

                                          /s/ Bonnie Schwartzbaum
                                          --------------------------------------
                                          Bonnie Schwartzbaum

                                          /s/ Shari Vass
                                          --------------------------------------
                                          Shari Vass, individually and as
                                          President of Goldman-Vass Realty, Inc.


Approved:

[SIGNATURE]
-----------------------------------
Attorney for Trustee


/s/ Craig M. White
-----------------------------------
Attorney for Marlene, Bonnie and Shari



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                                       9

     20. Governing Law. This Agreement shall (i) be governed in accordance with the laws of the State of Illinois and (ii) inure to the benefit of and be binding upon the parties and their respective heirs, executors, successors and assigns.

     21. Trustee Exculpation. This Agreement is executed by GUS A. PALOIAN, NOT INDIVIDUALLY, BUT SOLELY AS THE CHAPTER 7 TRUSTEE OF THE BANKRUPTCY ESTATE OF LEONARD CHAVIN, in exercise of power and authority conferred upon and vested in him as such Bankruptcy Trustee. Defendants hereby agree that no personal liability or responsibility is assumed by, shall attach to or shall at any time be asserted or enforced against GUS A. PALOIAN PERSONALLY, all such personal liability, if any, being expressly waived and released by each party to this Agreement.

     IN WITNESS WHEREOF, the parties have executed below as of the date first above written.
                                          /s/ Gus A. Paloian, as Trustee
                                          --------------------------------------
                                          Gus A. Paloian, not individually,
                                          but solely as Trustee of the
                                          Bankruptcy Estate of Leonard Chavin


                                          --------------------------------------
                                          Marlene Chavin


                                          --------------------------------------
                                          Bonnie Schwartzbaum


                                          --------------------------------------
                                          Shari Vass, individually and as
                                          President of Goldman-Vass Realty, Inc.


Approved

[SIGNATURE]
---------------------------------
Attorney for Trustee


/s/ Craig M. White
---------------------------------
Attorney for Marlene, Bonnie and Shari



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                                      10

                               CLOSING CHECKLIST

1.   Release executed by Firstar in favor of Bonnie, Marlene and Shari

2.   Stipulations dismissing defendants from suits brought by Firstar

     a.   Chancery Action

     b.   Divorce Action

     c.   Enforcement Action

3. Release of Lis Pendens notices for filing in the applicable County Recorder's Office

4. Letters to land trustees by Firstar advising them that Firstar has released any claims to the land trust accounts, accepts the ABI's, and will not expose land trustees to claims or liabilities.

5.   Documents Pertaining to Transfer of Stock to Trustee

     a.   Endorsed Stock Certificates for Transferred Shares

     b. Letter of Direction to GEE Surrendering Certificates and Requesting Transfer and Issuance of New Certificates

6. Letters to land trustees by Trustee advising them that the land trust accounts are no longer "frozen", the Trustee accepts the ABI's, and he will not expose land trustees to claims or liabilities

7. Letter to Chicago Title and Trust by Trustee regarding Bonnie Trust releasing and waiving all claims to Trust assets and consenting to Distribution of all Trust assets to Bonnie or her designee.

8. Letter to Chicago Title and Trust by Trustee regarding Harold Berg "escrow" authorizing release of all funds held in escrow by check payable to Don, Iris and Marlene Chavin and waiving any claim by Trustee to such funds

9. Letter to Harold Berg by Trustee releasing and waiving any and all claims to income, proceeds, distributions or title to any of the Properties

10.  Completed Exhibits for Settlement Agreement

11.  All other documents needed by closing to effectuate deal

12.  Settlement Approval Order